PROCEPT BioRobotics Corp. Reports Third Quarter 2021 Financial Results and Provides 2021 Revenue Guidance

REDWOOD CITY, Calif., November 4, 2021 -- PROCEPT® BioRobotics Corporation (Nasdaq: PRCT), a surgical robotics company focused on advancing patient care by developing transformative solutions in urology, today reported financial results for the quarter ended September 30, 2021.

Recent Highlights
•Total revenue of $8.7 million for the third quarter of 2021, compared to $2.1 million in the prior year period
•U.S. system revenue of $5.0 million for the third quarter of 2021, compared to $0.6 million in the prior year period
•U.S. handpiece revenue of $2.2 million for the third quarter of 2021, compared to $0.5 million in the prior year period
•International revenue of $1.3 million for the third quarter of 2021, compared to $1.0. million in the prior year period
•Completed initial public offering, raising approximately $172.4 million in net proceeds
•Announced new positive coverage policy from Cigna, effective September 15, 2021
•Issued 2021 total revenue guidance range of $33.0 to $33.3 million

“We are very pleased with the results we delivered in the third quarter, which was capped off by the positive coverage policy announcement by Cigna in late September to expand Aquablation covered lives by an additional 16 million persons,” said Reza Zadno, Chief Executive Officer. “We are also proud of our successful completion of our IPO and are grateful for the support of the participating investors. The proceeds from the offering will enable us to further scale our business and invest in the commercial infrastructure to accelerate the adoption of Aquablation therapy to become the standard of care for BPH.”

Third Quarter 2021 Financial Results

Total Revenue was $8.7 million in the third quarter 2021, an increase from $2.1 million in the third quarter of 2020. The increase was primarily driven by system sales to new and existing hospital customers. U.S. system revenue was $5.0 million, compared to $0.6 million in the prior year period. As of September 30, 2021, the install base of Aquabeam Robotic Systems in the U.S. was 75 units. U.S. handpiece and consumable revenue was $2.2 million, compared to $0.5 million in the third quarter of 2020. International revenue for the third quarter was $1.3 million, compared to $1.0 million in the third quarter of 2020.

Gross margin for the third quarter 2021 was 48.9% compared to a -1% in the third quarter of 2020 and 42.2% in the second quarter of 2021. The increase relative to the second quarter of 2021 was driven primarily by increased system average selling prices.
Total operating expenses in the third quarter of 2021 were $17.0 million, compared with $10.9 million in the prior year period. The increase was primarily driven by increased sales and marketing expenses to expand the sales organization and increased G&A expenses associated with being a public company.
Net loss was $14.1 million for the third quarter of 2021 compared to $12.0 million in the prior year period.
Cash and short-term investments as of September 30, 2021, totaled $320.5 million, while long-term borrowings totaled $50.0 million. The company received approximately $172.4 million of net proceeds from the initial public offering, which closed on September 17.

2021 Financial Guidance

The Company expects full year 2021 revenue to be in the range of $33.0 to $33.3 million.

Webcast and Conference Call Information
PROCEPT BioRobotics will host a conference call to discuss the third quarter 2021 financial results after the market close on Thursday, November 4th, 2021 at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by dialing (800) 306-0005 for domestic callers or (209) 950-5968 for international callers, using conference ID: 7198987. Live audio of the webcast will be available on the “Investors” section of the company’s website at: https://ir.procept-biorobotics.com. The webcast will be archived and available for replay for at least 90 days after the event.

About PROCEPT BioRobotics Corporation
PROCEPT is a surgical robotics company focused on advancing patient care by developing transformative solutions in urology. PROCEPT develops, manufactures and sells the AquaBeam Robotic System, an advanced, image-guided, surgical robotic system for use in minimally invasive urologic surgery with an initial focus on treating benign prostatic hyperplasia, or BPH. BPH is the most common prostate disease and impacts approximately 40 million men in the United States. PROCEPT designed Aquablation therapy to deliver effective, safe and durable outcomes for males suffering from lower urinary tract symptoms, or LUTS, due to BPH that are independent of prostate size and shape or surgeon experience. PROCEPT has developed a significant and growing body of clinical evidence, which includes nine clinical studies and over 100 peer-reviewed publications, supporting the benefits and clinical advantages of Aquablation therapy.

Forward Looking Statements
This release contains forward‐looking statements within the meaning of federal securities laws, including statements regarding the potential utilities, values, benefits and advantages of Aquablation® therapy performed using PROCEPT’s products, including AquaBeam® Robotic System, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are only predictions based on our current expectations, estimates, and assumptions, valid only as of the date they are made, and subject to risks and uncertainties, some of which we are not currently aware. Forward-looking statements may include information the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, gross margin, profitability, operating expenses, installed base growth, guidance for 2021 full year, commercial momentum, or overall business strategy. Forward‐looking statements should not be read as a guarantee of future performance or results and may not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward‐looking statements are based on PROCEPT’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward‐looking statements as a result of these risks and uncertainties. These risks and uncertainties are described more fully in the section titled “Risk Factors” in PROCEPT’s filings with the Securities and Exchange Commission (the “SEC”), including PROCEPT’s final prospectus filed with the SEC pursuant to Rule 424(b)(4) on September 16, 2021. PROCEPT does not undertake any obligation to update forward‐looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward‐looking statements contained herein. These forward-looking statements should not be relied upon as representing PROCEPT’s views as of any date subsequent to the date of this press release.

Investor Contact:
Gilmartin Group
Matt Bacso, CFA
Matt.bacso@gilmartinir.com

PROCEPT BioRobotics Corporation
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2021	December 31, 2020

Assets
Current assets:
Cash and cash equivalents	$320,484	$100,130
Accounts receivable, net	6,353	1,549
Inventory	10,401	6,924
Prepaid expenses and other current assets	2,232	1,653
Total current assets	339,470	110,256
Restricted cash	777	777
Property and equipment, net	5,731	8,274
Operating lease right-of-use assets, net	3,667	4,641
Intangible assets, net	1,818	2,023
Total assets	$351,463	$125,971
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$3,590	$1,240
Accrued compensation	4,875	4,640
Note payable – current portion	—	4,551
Operating lease – current portion	2,032	1,708
Deferred revenue	848	233
Other current liabilities	2,834	2,154
Total current liabilities	14,179	14,526
Note payable – non-current portion	49,762	44,407
Operating lease – non-current portion	2,550	4,096
Loan facility derivative liability	1,460	1,782
Other non-current liabilities	200	200
Total liabilities	68,151	65,011
Redeemable convertible preferred stock	—	243,854
Stockholders’ equity (deficit):
Common Stock and additional paid-in capital	526,526	18,788
Accumulated other comprehensive loss	(41)	(14)
Accumulated deficit	(243,173)	(201,668)
Total stockholders’ equity (deficit)	283,312	(182,894)
Total liabilities, convertible redeemable preferred stock and stockholders’ equity (deficit)	$351,463	$125,971

PROCEPT BioRobotics Corporation
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$8,668	$2,107	$24,335	$4,496
Cost of sales	4,428	2,138	12,986	6,221
Gross profit	4,240	(31)	11,349	(1,725)
Operating expenses:
Research and development	4,919	3,893	13,917	11,732
Selling, general and administrative	12,118	7,054	34,765	21,138
Total operating expenses	17,037	10,947	48,682	32,870
Loss from operations	(12,797)	(10,978)	(37,333)	(34,595)
Interest expense	(1,469)	(1,387)	(4,370)	(3,490)
Interest and other income, net	163	357	198	344
Net loss	$(14,103)	$(12,008)	$(41,505)	$(37,741)
Net loss per share, basic and diluted	$(1.22)	$(2.77)	$(5.64)	$(11.34)
Weighted-average common shares used to
compute net loss per share attributable to
common shareholders, basic and diluted	11,580	4,329	7,361	3,327
Other comprehensive loss:
Unrealized (loss) gain on cash equivalents	(2)	(16)	(27)	3
Comprehensive loss	$(14,105)	$(12,024)	$(41,532)	$(37,738)

PROCEPT BioRobotics Corporation
REVENUE BY TYPE AND GEOGRAPHY
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
U.S.
System sales and rentals	$5,038	$646	$14,368	$1,106
Hand pieces and other consumables	2,184	451	5,458	930
Service	169	16	378	26
Total U.S. revenue	7,391	1,113	20,204	2,062
Outside of U.S.
System sales and rentals	481	369	1,725	1,111
Hand pieces and other consumables	666	596	2,159	1,278
Service	130	29	247	45
Total outside of U.S. revenue	1,277	994	4,131	2,434
Total revenue	$8,668	$2,107	$24,335	$4,496